Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 2, 2008	MEDIA CONTACT	Tom Williams
	Phone:	980-373-4743
	24-Hour:	704-382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980-373-7905

Duke Energy Reports First Quarter 2008 Results

•	Adjusted diluted earnings per share (EPS) of 35 cents versus 30 cents in first quarter 2007
•	Reported diluted EPS of 37 cents, compared to 28 cents for the same period last year
•	On track to achieve 2008 employee incentive target of $1.27 per share, based on adjusted diluted EPS.

CHARLOTTE, N.C. – Duke Energy today reported adjusted diluted earnings per share (EPS) of 35 cents for the first quarter 2008, versus 30 cents for the same period last year.

First quarter 2008 results reflect strong contributions from the company’s three largest business units – U.S. Franchised Electric and Gas, Commercial Power and Duke Energy International.

The company reported first quarter 2008 diluted EPS of 37 cents, compared to 28 cents in first quarter 2007.

“Our performance in the first three months of 2008 is a credit to the focus of the management and employees in each business group,” said Chairman, President and Chief Executive Officer James E. Rogers. “We continue to make progress in resolving regulatory uncertainties while pursuing major capital projects that ensure we can continue to provide our customers with clean, affordable and reliable electric and gas services.

“Although we’ve only completed one quarter, we are on track to accomplish our goals, including attaining our 2008 employee incentive target of $1.27 per share on an adjusted diluted basis.”

Starting in the first quarter 2008, Duke Energy has begun presenting adjusted earnings, which excludes the impacts of special items and discontinued operations, as well as the mark-to-market impacts of economic hedges in the Commercial Power segment. Prior to the first quarter 2008, Duke Energy presented ongoing earnings, which excluded the impacts of special items and discontinued operations. For comparative purposes, ongoing earnings for prior periods have been revised to present results for all periods on the same adjusted earnings basis.

Special items and mark-to-market impacts of economic hedges in the Commercial Power segment affecting Duke Energy’s adjusted diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2008 EPS Impact	1Q2007 EPS Impact
First quarter 2008
• Mark-to-market impact of economic hedges	$47	$(17)	$0.03	—
• Costs to achieve Cinergy merger	$(11)	$4	$(0.01)	—

First quarter 2007
• Convertible debt costs, Spectra Energy spinoff	$(21)	—	—	$(0.02)
• Mark-to-market impact of economic hedges	$(26)	$9	—	$(0.01)
• Costs to achieve Cinergy merger	$(11)	$4	—	—
Total diluted EPS impact			$0.02	$(0.03)

Reconciliation of reported to adjusted diluted EPS for the quarter:

	1Q2008 EPS	1Q2007 EPS
Diluted EPS from continuing operations, as reported	$0.37	$0.27
Diluted EPS from discontinued operations, as reported	—	$0.01
Diluted EPS, as reported	$0.37	$0.28
Adjustments to reported diluted EPS:
• Diluted EPS from discontinued operations	—	$(0.01)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$(0.02)	$0.03
Diluted EPS, adjusted	$0.35	$0.30

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported first-quarter 2008 segment EBIT from continuing operations of $637 million, compared to $574 million in the first quarter 2007. The EBIT increase over the previous year’s quarter was primarily driven by the conclusion in the third quarter of 2007 of North Carolina clean air amortization, the substantial completion of rate credits in 2007 related to the Cinergy merger, favorable weather and higher Allowance for Funds Used During Construction (AFUDC).

These increases were partially offset by lower retail rates resulting from the North Carolina 2007 rate review, a favorable settlement with the Department of Energy that occurred in the first quarter of 2007 related to its obligation to accept and dispose of used nuclear fuel, higher depreciation expense and lower Bulk Power Marketing results, net of sharing.

Commercial Power

Commercial Power reported first-quarter 2008 segment EBIT from continuing operations of $146 million, compared to $13 million in the first quarter 2007.

Commercial Power’s improved results for the quarter were due primarily to mark-to-market impacts of economic hedges, lower purchase accounting net expenses, gains on the sale of emission allowances and improved results of the Midwest gas-fired assets.

The contribution was partially offset by higher expenses from increased plant maintenance in the quarter due to plant outages.

Duke Energy International (DEI)

DEI reported first-quarter 2008 segment EBIT from continuing operations of $114 million, compared to $94 million in the first quarter 2007. DEI’s improved results were driven primarily by higher margins at National Methanol and favorable foreign exchange rates, partially offset by less favorable hydrology in Latin America.

Crescent Resources

Duke Energy’s ownership share of Crescent Resources resulted in $2 million in equity earnings for both the first quarter 2008 and the first quarter 2007. The results for the first quarter 2008 reflect the ongoing challenges in the real estate markets.

Other

Other primarily includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

Other reported a first-quarter 2008 net expense from continuing operations of $78 million, compared to $84 million in the first quarter 2007. The improvement for the quarter was due primarily to $21 million recognized in the first quarter of 2007 related to convertible debt charges associated with the spin-off of Spectra Energy, partially offset by higher captive insurance costs in the first quarter of 2008.

INTEREST EXPENSE

Interest expense from continuing operations was $182 million for the first quarter 2008, compared to $163 million for the first quarter 2007. The increase is primarily due to higher debt balances.

INCOME TAX EXPENSE

Income tax expense from continuing operations for first quarter 2008 was $222 million, compared to $139 million for the first quarter 2007. The increase in tax expense is primarily due to an increase in pre-tax income in 2008 and a lower effective tax rate in the prior year’s quarter due to a reduction in the unitary state tax rate as a result of the spin-off of Spectra Energy.

Discontinued Operations

In the first quarter of 2008, Discontinued Operations had after-tax income of $2 million, compared to $20 million in the first quarter 2007. The variance is primarily due to the presentation of the first quarter 2007 synfuel operations as discontinued operations.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and nonoperating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT (including adjusted equity earnings for Crescent Resources) and Other net expenses as a measure of historical and anticipated future segment and other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers electricity to approximately 4.0 million U.S. customers in its regulated jurisdictions. The company has approximately 35,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET on Friday, May 2. The conference call can be accessed via the investors’ section of Duke Energy’s Web site or by dialing 877-719-9788 in the United States or 719-325-4762 outside the United States. The confirmation code is 6990734. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until May 12, 2008, by dialing 888-203-1112 in the United States or 719-457-0820 outside the United States, with a confirmation code of 6990734. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

MARCH 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2008	2007
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.37	$0.27
Diluted	$0.37	$0.27
Earnings per Share (from discontinued operations)
Basic	$—	$0.01
Diluted	$—	$0.01
Earnings Per Share
Basic	$0.37	$0.28
Diluted	$0.37	$0.28
Dividends Per Share	$0.22	$0.21
Weighted-Average Shares Outstanding
Basic	1,263	1,257
Diluted	1,267	1,268
INCOME
Operating Revenues	$3,337	$3,035

Total Reportable Segment EBIT	899	683
Other EBIT	(78)	(84)
Interest Expense	(182)	(163)
Interest Income and Other (a)	46	40
Income Tax Expense from Continuing Operations	(222)	(139)
Income from Discontinued Operations, net of tax	2	20

Net Income	$465	$357

CAPITALIZATION
Total Common Equity	64%	64%
Minority Interests	0%	0%
Total Debt	36%	36%
Total Debt	$12,102	$11,538
Book Value Per Share	$16.94	$16.39
Actual Shares Outstanding	1,264	1,259
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$875	$668
Commercial Power	114	90
International Energy	56	11
Other	44	40

Total Capital and Investment Expenditures	$1,089	$809

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$637	$574
Commercial Power	146	13
International Energy	114	94
Crescent	2	2

Total Reportable Segment EBIT	899	683
Other EBIT	(78)	(84)
Interest Expense	(182)	(163)
Interest Income and Other (a)	46	40

Consolidated Income From Continuing Operations Before Income Taxes	$685	$476

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Note: Certain 2007 amounts have been recast due to the reclassification of Synfuel operations to discontinued operations.

MARCH 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2008	2007
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,601	$2,399
Operating Expenses	1,999	1,835
Gains (Losses) on Sales of Other Assets and Other, net	3	—
Other Income and Expenses, net	32	10

EBIT	$637	$574

Depreciation and Amortization	$332	$361
Duke Energy Carolinas GWh sales	22,055	21,542
Duke Energy Midwest GWh sales	16,276	16,412
Net Proportional MW Capacity in Operation	27,333	27,590
COMMERCIAL POWER (a)
Operating Revenues	$450	$380
Operating Expenses	323	362
Gains (Losses) on Sales of Other Assets and Other, net	14	(11)
Other Income and Expenses, net	5	6

EBIT	$146	$13

Depreciation and Amortization	$43	$41
Actual Plant Production, GWh	5,919	5,871
Net Proportional MW Capacity in Operation	7,550	8,100
INTERNATIONAL ENERGY
Operating Revenues	$289	$245
Operating Expenses	212	165
Other Income and Expenses, net	42	19
Minority Interest Expense	5	5

EBIT	$114	$94

Depreciation and Amortization	$21	$18
Sales, GWh	4,244	4,654
Proportional MW Capacity in Operation	4,005	3,945
CRESCENT
Equity in Earnings of Unconsolidated Affiliates	$2	$2

EBIT	$2	$2

OTHER
Operating Revenues	$21	$36
Operating Expenses	94	100
Gains (Losses) on Sales of Other Assets and Other, net	1	—
Other Income and Expenses, net	(7)	(21)
Minority Interest Benefit	(1)	(1)

EBIT	$(78)	$(84)

Depreciation and Amortization	$17	$13
(a)	Excludes the results of Synfuel operations, which have been reclassified to discontinued operations for the three months ended March 31, 2007.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2008	2007
Operating Revenues	$3,337	$3,035
Operating Expenses	2,604	2,436
Gains (Losses) on Sales of Other Assets and Other, net	18	(11)

Operating Income	751	588

Other Income and Expenses	117	53
Interest Expense	182	163
Minority Interest Expense	1	2

Income From Continuing Operations Before Income Taxes	685	476
Income Tax Expense from Continuing Operations	222	139

Income From Continuing Operations	463	337
Income From Discontinued Operations, net of tax	2	20

Net Income	$465	$357

Common Stock Data
Weighted-average shares outstanding
Basic	1,263	1,257
Diluted	1,267	1,268
Earnings per share (from continuing operations)
Basic	$0.37	$0.27
Diluted	$0.37	$0.27
Earnings per share (from discontinued operations)
Basic	$—	$0.01
Diluted	$—	$0.01
Earnings per share
Basic	$0.37	$0.28
Diluted	$0.37	$0.28
Dividends per share	$0.22	$0.21

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets	$4,207	$4,916
Investments and Other Assets	11,200	11,199
Net Property, Plant and Equipment	31,692	31,110
Regulatory Assets and Deferred Debits	2,548	2,461

Total Assets	$49,647	$49,686

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$4,931	$5,698
Long-term Debt	10,083	9,498
Deferred Credits and Other Liabilities	13,039	13,110
Minority Interests	185	181
Common Stockholders’ Equity	21,409	21,199

Total Liabilities and Common Stockholders’ Equity	$49,647	$49,686

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$465	$357
Adjustments to reconcile net income to net cash provided by operating activities	558	559

Net cash provided by operating activities	1,023	916

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,075)	(594)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	16	(700)

Net decrease in cash and cash equivalents	(36)	(378)
Cash and cash equivalents at beginning of period	678	948

Cash and cash equivalents at end of period	$642	$570

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Three Months Ended March 31,
	2008	2007 (1)	% Inc.(Dec.)
GWH Sales
Residential	7,499	7,342	2.1%
General Service	6,449	6,344	1.7%
Industrial – Textile	1,112	1,243	(10.5%)
Industrial – Other	4,375	4,341	0.8%

Total Industrial	5,487	5,584	(1.7%)
Other Energy Sales	71	70	2.1%
Regular Resale	425	393	8.1%

Total Regular Sales Billed	19,931	19,733	1.0%
Special Sales	2,524	2,101	20.1%

Total Electric Sales	22,455	21,834	2.8%
Unbilled Sales	(400)	(292)	(36.8%)

Total Consolidated Electric Sales – Carolinas	22,055	21,542	2.4%
Average Number of Customers
Residential	2,004,488	1,967,248	1.9%
General Service	330,482	326,391	1.3%
Industrial – Textile	679	739	(8.1%)
Industrial – Other	6,559	6,562	(0.0%)

Total Industrial	7,238	7,301	(0.9%)
Other Energy Sales	13,580	13,359	1.7%
Regular Resale	21	21	0.0%

Total Regular Sales	2,355,809	2,314,320	1.8%
Special Sales	42	34	23.5%

Total Avg Number of Customers – Carolinas	2,355,851	2,314,354	1.8%

(1) Amounts for prior periods have been recast to eliminate separate presentation of Nantahala amounts following the elimination of separate rates for Nantahala customers effective January 1, 2008.

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,679	1,599	5.0%
Cooling Degree Days	2	30	(95.0%)
Variance from Normal
Heating Degree Days	(0.6%)	(8.0%)	n/a
Cooling Degree Days	(62.5%)	651.0%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Three Months Ended March 31,
	2008	2007	% Inc.(Dec.)
GWH Sales
Residential	5,502	5,347	2.9%
General Service	4,552	4,371	4.1%
Industrial	4,287	4,380	(2.1%)
Other Energy Sales	44	44	0.0%

Total Regular Electric Sales Billed	14,385	14,142	1.7%
Special Sales	2,180	2,632	(17.2%)

Total Electric Sales Billed – Midwest	16,565	16,774	(1.2%)
Unbilled Sales	(289)	(362)	20.2%

Total Electric Sales – Midwest	16,276	16,412	(0.8%)
Average Number of Customers
Residential	1,412,465	1,404,132	0.6%
General Service	184,834	183,045	1.0%
Industrial	5,618	5,673	(1.0%)
Other Energy	3,951	3,719	6.2%

Total Regular Sales	1,606,868	1,596,569	0.6%
Special Sales	38	26	46.2%

Total Avg Number Electric Customers – Midwest	1,606,906	1,596,595	0.6%
Heating and Cooling Degree Days*
Actual
Heating Degree Days	2,285	2,171	5.3%
Cooling Degree Days	—	15	(100.0%)
Variance from Normal
Heating Degree Days	10.0%	5.5%	n/a
Cooling Degree Days	(100.0%)	400.0%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2007 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$574	$—		$—		$—		$—		$—	$574
Commercial Power	39	—		—		(26	) D	—		(26)	13
International Energy	94	—		—		—		—		—	94
Crescent	2	—		—		—		—		—	2

Total reportable segment EBIT	709	—		—		(26)		—		(26)	683
Other	(52)	(21	) C	(11	) A	—		—		(32)	(84)

Total reportable segment EBIT and other EBIT	$657	$(21)		$(11)		$(26)		$—		$(58)	$599
Interest Expense	(163)	—		—		—		—		—	(163)
Interest Income and Other	40	—		—		—		—		—	40
Income Taxes from Continuing Operations	(152)	—		4		9		—		13	(139)
Discontinued Operations, net of taxes	—	—		—		—		20	B	20	20

Net Income	$382	$(21)		$(7)		$(17)		$20		$(25)	$357

EARNINGS PER SHARE, BASIC	$0.30	$(0.02)		$—		$(0.01)		$0.01		$(0.02)	$0.28

EARNINGS PER SHARE, DILUTED	$0.30	$(0.02)		$—		$(0.01)		$0.01		$(0.02)	$0.28

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

C – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

D – $44 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $18 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,257
Diluted	1,268
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Economic Hedges (Mark-to-Market)*		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$637	$—		$—		$—		$—	$637
Commercial Power	99	—		47	B	—		47	146
International Energy	114	—		—		—		—	114
Crescent	2	—		—		—		—	2

Total reportable segment EBIT	852	—		47		—		47	899
Other	(67)	(11	) A	—		—		(11)	(78)

Total reportable segment and Other EBIT	$785	$(11)		$47		$—		$36	$821
Interest Expense	(182)	—		—		—		—	(182)
Interest Income and Other	46	—		—		—		—	46
Income Taxes from Continuing Operations	(209)	4		(17)		—		(13)	(222)
Discontinued Operations, net of taxes	—	—		—		2	C	2	2

Net Income	$440	$(7)		$30		$2		$25	$465

EARNINGS PER SHARE, BASIC	$0.35	$(0.01)		$0.03		$—		$0.02	$0.37

EARNINGS PER SHARE, DILUTED	$0.35	$(0.01)		$0.03		$—		$0.02	$0.37

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $7 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $54 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,263
Diluted	1,267
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.